Exhibit 99.1

NEWS RELEASE

Range Announces Third Quarter 2021 Financial Results

FORT WORTH, TEXAS, October 26, 2021…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its third quarter 2021 financial results.

Highlights –

•
Realizations before index hedges of $4.37 per mcfe, or approximately $0.36 above NYMEX natural gas
•
Pre-hedge NGL realization of $34.05 per barrel, a $6.14 per barrel increase versus prior quarter
•
Natural gas differentials, including basis hedging, averaged $0.35 per mcf below NYMEX
•
All-in third quarter capital spending was $96 million, approximately 23% of the annual budget
•
Production averaged 2.14 Bcfe per day, approximately 30% liquids
•
Reduced total debt outstanding by approximately $91 million
•
All-in 2021 capital budget lowered by $10 million to $415 million
•
Improved midpoint of 2021 natural gas differential guidance by approximately $0.07 per mcf
•
Increased midpoint of 2021 NGL differential guidance by $0.25 per barrel
•
Divestiture contingent consideration fair value increased $12.9 million to $50.2 million

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “Range remains committed to disciplined capital spending and generating sustainable free cash flow. This was demonstrated in the third quarter, as Range generated $276 million in operating cash flow before changes in working capital, as compared to just $96 million of all-in capital spending. We expect to generate significant free cash flow in the coming quarters and rapidly approach balance sheet targets with leverage trending below 1x by the end of next year at current strip pricing. Additionally, we continue to make progress on other key objectives: improving margins, generating free cash flow, and operating safely while maintaining peer-leading capital efficiency. We believe Range is differentiated as a result of our low sustaining capital, competitive cost structure, liquids optionality, marketing strategies, environmental leadership and importantly, our multi-decade core inventory life, which is an increasingly important competitive advantage.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, stock-based compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Third Quarter 2021

GAAP revenues for third quarter 2021 totaled $303 million, GAAP net cash provided from operating activities (including changes in working capital) was $192 million, and GAAP net earnings was a loss of $350 million ($1.44 per diluted share). Third quarter earnings results include a $652 million derivative fair value loss due to increases in commodity prices.

Non-GAAP revenues for third quarter 2021 totaled $795 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $276 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $130 million ($0.52 per diluted share) in third quarter 2021.

The following table details Range’s average production and realized pricing for third quarter 2021(a):

	3Q21 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,496,888	7,727	98,705	2,135,485

Average index price(b)	$ 4.01	$ 70.42	$ 33.22
Differential	(0.42)	(6.90)	0.83
Basis hedging	0.06	-	-
Realized prices before index hedges	$ 3.66	$ 63.52	$ 34.05	$4.37
Settled index hedges	(0.96)	(13.20)	(2.88)	(0.86)
Average realized prices after hedges	$ 2.69	$ 50.32	$ 31.17	$ 3.51

(a)
May not add due to rounding
(b)
Indexes include NYMEX-Henry Hub, NYMEX-WTI and OPIS-Mont Belvieu for natural gas, oil and NGLs, respectively

Third quarter 2021 natural gas, natural gas liquids (NGL) and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.51 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $3.66 per mcf, or a ($0.35) per mcf differential to NYMEX. The Company updated its average 2021 natural gas differential guidance to approximately $0.28 per mcf below NYMEX, a $0.07 per mcf annual improvement compared to the prior guidance midpoint.

•
Pre-hedge NGL realizations were $34.05 per barrel, an improvement of $6.14 per barrel versus the second quarter of 2021 and a $0.83 premium to the Mont Belvieu equivalent barrel. The Company updated its average 2021 premium differential estimate to the Mont Belvieu equivalent barrel to within a range of $1.00 to $2.00 per barrel for 2021, a $0.25 per barrel improvement at the midpoint of guidance.

•
Crude oil and condensate price realizations, before realized hedges, averaged $63.52 per barrel, or $6.90 below WTI (West Texas Intermediate). Range’s estimated condensate differential to WTI during 2021 remains within an expected range of $7 to $9 below NYMEX.

The following table details Range’s unit costs per mcfe(a):

Expenses	3Q 2021 ($/Mcfe)	2Q 2021 ($/Mcfe)	Increase (Decrease)

Direct operating(a)	$0.10	$0.10	0%
Transportation, gathering, processing and compression	1.51	1.48	2%
Production and ad valorem taxes	0.04	0.04	0%
General and administrative(a)	0.16	0.16	0%
Interest expense(a)	0.28	0.29	(3%)
Total cash unit costs(b)	2.08	2.07	1%
Depletion, depreciation and amortization (DD&A)	0.47	0.47	0%
Total unit costs plus DD&A(b)	$2.56	$2.54	1%
(a)
Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)
May not add due to rounding.

Capital Expenditures

Third quarter 2021 drilling and completion expenditures were $91.8 million. In addition, during the quarter, $4.6 million was invested on acreage leasehold, gathering systems and other corporate items. Total capital expenditures year-to-date were $322 million at the end of the third quarter. As a result of continued efficiency gains realized year-to-date, Range expects annual capital spending of $415 million in 2021, or $10 million under the original budget.

Financial Position

As of September 30, 2021, Range had total debt outstanding of $2.98 billion, consisting of $30 million in bank debt and $2.95 billion in senior notes. The Company has approximately $750 million in senior notes that mature through 2023, which are expected to be retired with projected free cash flow at current strip pricing. Range had over $2.0 billion of borrowing capacity under the bank credit facility commitment amount at the end of the third quarter.

Production and Operational Activity

Production for the third quarter was 2.14 Bcfe per day, representing a 1.5% increase over second quarter 2021. Range expects a similar production increase in the fourth quarter and to exit the year near 2.2 Bcfe per day. Average daily production for calendar 2021 is expected to be 2.12 to 2.13 Bcfe per day, approximately 1% below the previous guidance.

Adjustments to 2021 production guidance are a result of temporary gathering and transportation outages and delays alongside weather-related force majeure events. Range remains committed to the originally planned activity cadence and disciplined capital spending and expects to be under budget for the fourth consecutive year.

The table below summarizes estimated activity for 2021 regarding the number of wells to sales for each area.

	Wells TIL 3Q 2021	Calendar 2021 Planned TIL	Remaining 2021
SW PA Super-Rich	4	17	4
SW PA Wet	0	18	3
SW PA Dry	8	25	0
Total Wells	12	60	7

Marketing and Transportation

The natural gas pricing benchmark, Henry Hub, averaged $4.01 per Mmbtu during the quarter, the highest since 2014. The East, Midwest, and Gulf markets, where Range sells its natural gas production, have experienced meaningful improvements compared to 2020 in terms of both basis and absolute pricing due to strong summer demand and storage deficits relative to historical averages across each region. Range reported a third quarter natural gas differential of $0.35 per mcf below NYMEX, including basis hedging. As a result of year-to-date performance and improving regional basis into the upcoming winter months, the Company updated its average 2021 natural gas differential guidance to approximately $0.28 per mcf below NYMEX, a $0.07 per mcf annual improvement compared to the prior guidance midpoint. The updated guidance implies a fourth quarter natural gas differential estimate of approximately $0.24 per mcf below NYMEX, inclusive of basis hedging.

Propane prices ended the third quarter at the highest level in over seven years, as the Mont Belvieu weighted price for Range’s NGL barrel increased by approximately $7.50 per barrel, compared to the second quarter, to over $33 per barrel. Range’s NGL exports continue to deliver significant value versus domestic northeast prices, as the Company’s NGL portfolio of contracts drove an $0.83 per barrel premium to the Mont Belvieu equivalent for the quarter. The flexibility of Range’s transportation and sales portfolio places the Company in a strong position to serve increased domestic and international demand. As a result of year-to-date performance and strong domestic and international prices, Range has improved its estimated 2021 premium differential to the Mont Belvieu equivalent barrel to within a range of $1.00 to $2.00 per barrel, a $0.25 per barrel improvement at the midpoint of guidance.

Range’s forecasted 2021 pre-hedge NGL realization has increased by approximately $4 per barrel since July, resulting in an increase of over $140 million in forecasted revenue. As a result of higher NGL prices and the effect of Range’s price-linked processing contracts, Range is increasing guidance for 2021 GP&T expense to $1.48 to $1.52 per mcfe. Net of projected processing costs, Range’s forecasted pre-hedge cash flow from NGL sales in 2021 has increased by over $100 million since July. As previously disclosed, Range expects GP&T expense to decline annually in 2022 and beyond based on existing gathering contracts. The reduction in annual gathering expenses relative to 2021 totals approximately $70 million by 2025 and greater than $100 million by 2030.

Guidance – 2021

Capital & Production Guidance

Range’s updated 2021 all-in capital budget is $415 million. Production for full-year 2021 is expected to average approximately 2.12 to 2.13 Bcfe per day, with ~30% attributed to liquids production.

Full Year 2021 Expense Guidance

Direct operating expense:	$0.09 - $0.11 per mcfe
Transportation, gathering, processing and compression expense:	$1.48 - $1.52 per mcfe
Production tax expense:	$0.02 - $0.04 per mcfe
Exploration expense:	$20 - $25 million
G&A expense:	$0.15 - $0.16 per mcfe
Interest expense:	$0.26 - $0.28 per mcfe
DD&A expense:	$0.47 - $0.50 per mcfe
Net brokered gas marketing net expense:	$0 - $4 million

Full Year 2021 Price Guidance

Based on current market indications, Range expects to average the following price differentials for its production in 2021.

Natural Gas:(1)	NYMEX minus $0.28
Natural Gas Liquids (including ethane):(2)	Mont Belvieu plus $1.00 to $2.00 per barrel
Oil/Condensate:	WTI minus $7.00 to $9.00

(1) Including basis hedging

(2) Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status and Divestiture Contingent Payments

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a strong, flexible financial position. As of October 20, 2021, Range had approximately 65% of its fourth quarter 2021 net revenue hedged and less than 50% of its expected calendar 2022 net revenue hedged. Since Range’s July update, the average floor and ceiling prices on incremental 2022 natural gas hedges were $3.76 and $4.19, respectively. For additional information, please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range also hedges basis for natural gas and NGL volumes to limit volatility between published pricing benchmarks and regional sales prices. The combined fair value of the natural gas basis, NGL freight and spread hedges as of September 30, 2021 was a net gain of $9 million.

Range is entitled to receive contingent consideration from last year’s sale of North Louisiana assets. The remaining contingent consideration of up to $75.0 million is based on future achievement of natural gas and oil prices based on published indexes and realized NGLs prices of the buyer for the years 2021, 2022 and 2023. At the end of third quarter, the fair value of the potential payments was $50.2 million, an increase of $12.9 million compared to last quarter.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, October 27 at 9:00 a.m. ET. To participate in the call, please dial (877) 928-8777 and provide conference code 4709989 about 10 minutes prior to the scheduled start time.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until November 26.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made herein regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contacts:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	%	2021	2020	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$849,305	$381,553		$2,074,507	$1,162,907
Derivative fair value (loss) income	(652,220)	(124,690)		(959,782)	102,182
Brokered natural gas, marketing and other (b)	105,312	42,153		247,337	103,851
ARO settlement loss (b)	(3)	(6)		(3)	(18)
Other (b)	245	335		1,334	889
Total revenues and other income	302,639	299,345	1%	1,363,393	1,369,811	0%

Costs and expenses:
Direct operating	19,926	19,589		56,667	75,134
Direct operating – stock-based compensation (c)	319	(74)		986	810
Transportation, gathering, processing and compression	296,510	268,108		853,684	831,748
Production and ad valorem taxes	7,140	6,106		20,179	20,682
Brokered natural gas and marketing	105,392	47,643		245,838	117,847
Brokered natural gas and marketing – stock-based compensation (c)	446	324		1,339	905
Exploration	5,513	7,897		15,331	22,299
Exploration – stock-based compensation (c)	368	189		1,116	891
Abandonment and impairment of unproved properties	2,000	5,667		7,206	16,604
General and administrative	31,398	31,209		90,300	92,552
General and administrative – stock-based compensation (c)	9,845	6,863		28,632	24,071
General and administrative – lawsuit settlements	7,818	81		8,375	1,672
General and administrative – bad debt expense	—	—		—	400
Exit and termination costs	11,789	519,613		9,557	531,505
Exit and termination costs – stock-based compensation (c)	—	2,020		—	2,020
Deferred compensation plan (d)	34,278	6,237		89,551	10,287
Interest expense	54,483	45,866		164,039	137,812
Interest expense – amortization of deferred financing costs (c)	2,326	2,133		6,935	6,329
Loss (gain) on early extinguishment of debt	—	7,821		98	(14,093)
Depletion, depreciation and amortization	93,116	96,167		272,128	303,779
Impairment of proved property	—	1,955		—	78,955
(Gain) loss on sale of assets	(78)	9,230		(724)	(112,443)
Total costs and expenses	682,589	1,084,644	-37%	1,871,237	2,149,766	-13%

Loss before income taxes	(379,950)	(785,299)	-52%	(507,844)	(779,955)	-35%

Income tax expense (benefit):
Current	4,484	—		7,221	(366)
Deferred	(34,167)	(36,509)		(35,477)	(29,411)
	(29,683)	(36,509)		(28,256)	(29,777)

Net loss	$(350,267)	$(748,790)	-53%	$(479,588)	$(750,178)	-36%

Net Loss Per Common Share:
Basic	$(1.44)	$(3.12)		$(1.98)	$(3.10)
Diluted	$(1.44)	$(3.12)		$(1.98)	$(3.10)

Weighted average common shares outstanding, as reported:
Basic	243,311	239,895	1%	242,692	241,770	0%
Diluted	243,311	239,895	1%	242,692	241,770	0%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	September 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets	$384,210	$266,508
Derivative assets	53,663	40,012
Natural gas and oil properties, successful efforts method	5,737,956	5,686,809
Transportation and field assets	3,433	4,161
Operating lease right-of-use assets	46,543	63,581
Other	78,384	75,865
	$6,304,189	$6,136,936

Liabilities and Stockholders’ Equity
Current liabilities	$954,353	$673,445
Asset retirement obligations	6,689	6,689
Derivative liabilities	685,285	26,707

Bank debt	23,976	693,123
Senior notes	2,706,495	2,329,745
Senior subordinated notes	—	17,384
Total debt	2,730,471	3,040,252

Deferred tax liability	99,855	135,267
Derivative liabilities	85,436	9,746
Deferred compensation liability	112,235	81,481
Operating lease liabilities	27,839	43,155
Asset retirement obligations and other liabilities	86,247	91,157
Divestiture contract obligation	334,495	391,502

Common stock and retained earnings	1,211,559	1,668,146
Other comprehensive loss	(268)	(479)
Common stock held in treasury stock	(30,007)	(30,132)
Total stockholders’ equity	1,181,284	1,637,535
	$6,304,189	$6,136,936

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	%	2021	2020	%

Total revenues and other income, as reported	$302,639	$299,345	1%	$1,363,393	$1,369,811	-1%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement loss	492,763	210,504		720,617	203,061
ARO settlement loss	3	6		3	18
Total revenues, as adjusted, non-GAAP	$795,405	$509,855	56%	$2,084,013	$1,572,890	33%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss	$(350,267)	$(748,790)	$(479,588)	$(750,178)
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax benefit	(34,167)	(36,509)	(35,477)	(29,411)
Depletion, depreciation, amortization and impairment	93,116	98,122	272,128	382,734
Abandonment and impairment of unproved properties	2,000	5,667	7,206	16,604
Derivative fair value loss (gain)	652,220	124,690	959,782	(102,182)
Cash settlements on derivative financial instruments	(159,457)	85,814	(239,165)	305,243
Divestiture contract obligation, including accretion, net of gain	11,602	486,689	8,467	486,689
Allowance for bad debts	—	—	—	400
Amortization of deferred issuance costs and other	1,994	1,625	6,253	5,023
Deferred and stock-based compensation	44,833	15,267	119,946	38,380
(Gain) loss on sale of assets and other	(78)	9,230	(724)	(112,443)
Loss (gain) on early extinguishment of debt	—	7,821	98	(14,093)

Changes in working capital:
Accounts receivable	(67,066)	(12,047)	(116,204)	91,343
Other current assets	(2,695)	(1,730)	(3,574)	(5,786)
Accounts payable	13,073	(25,467)	34,313	(52,820)
Accrued liabilities and other	(13,254)	(34,676)	(58,172)	(80,529)
Net changes in working capital	(69,942)	(73,920)	(143,637)	(47,792)
Net cash provided from operating activities	$191,854	$(24,294)	$475,289	$178,974

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided from operating activities, as reported	$191,854	$(24,294)	$475,289	$178,974
Net changes in working capital	69,942	73,920	143,637	47,792
Exploration expense	5,513	7,897	15,331	22,299
Lawsuit settlements	7,818	81	8,375	1,672
Exit and termination costs	—	4,191	394	5,638
One-time midstream termination payment	—	28,500	—	28,500
Accrued transportation contract release		—	—	10,365
Non-cash compensation adjustment	945	1,039	3,059	2,241
Cash flow from operations before changes in working capital – non-GAAP measure	$276,072	$91,334	$646,085	$297,481

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic:
Weighted average shares outstanding	249,780	246,128	249,268	247,050
Stock held by deferred compensation plan	(6,469)	(6,233)	(6,576)	(5,280)
Adjusted basic	243,311	239,895	242,692	241,770

Dilutive:
Weighted average shares outstanding	249,780	246,128	249,268	247,050
Dilutive stock options under treasury method	(6,469)	(6,233)	(6,576)	(5,280)
Adjusted dilutive	243,311	239,895	242,692	241,770

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	%	2021	2020	%
Natural gas, NGL and oil sales components:
Natural gas sales	$494,917	$211,638		$1,152,283	$679,094
NGL sales	309,232	149,263		795,173	416,885
Oil sales	45,156	20,652		127,051	66,928
Total oil and gas sales, as reported	$849,305	$381,553	123%	$2,074,507	$1,162,907	78%

Derivative fair value (loss) income, as reported:	$(652,220)	$(124,690)		$(959,782)	$102,182
Cash settlements on derivative financial instruments –loss (gain):
Natural gas	123,932	(74,035)		132,794	(245,044)
NGLs	26,142	915		77,899	(16,033)
Crude Oil	9,383	(12,694)		28,472	(44,166)
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$(492,763)	$(210,504)		$(720,617)	$(203,061)

Transportation, gathering, processing and compression components:
Natural gas	$165,864	$157,097		$486,162	$494,305
NGLs	130,221	110,849		366,648	336,491
Oil	425	162		874	952
Total transportation, gathering, processing and compression, as reported	$296,510	$268,108		$853,684	$831,748

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$370,985	$285,673		$1,019,489	$924,138
NGL sales	283,090	148,348		717,274	432,918
Oil sales	35,773	33,346		98,579	111,094
Total	$689,848	$467,367	48%	1,835,342	1,468,150	25%

Production of oil and gas during the periods (a):
Natural gas (mcf)	137,713,717	142,876,351	-4%	399,929,389	439,764,525	-9%
NGL (bbl)	9,080,902	9,176,553	-1%	26,977,257	28,525,849	-5%
Oil (bbl)	710,914	656,319	8%	2,245,972	2,244,741	0%
Gas equivalent (mcfe) (b)	196,464,613	201,873,583	-3%	575,268,763	624,388,065	-8%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,496,888	1,553,004	-4%	1,464,943	1,604,980	-9%
NGL (bbl)	98,705	99,745	-1%	98,818	104,109	-5%
Oil (bbl)	7,727	7,134	8%	8,227	8,192	0%
Gas equivalent (mcfe) (b)	2,135,485	2,194,278	-3%	2,107,212	2,278,789	-8%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$3.59	$1.48	143%	$2.88	$1.54	87%
NGL (bbl)	$34.05	$16.27	109%	$29.48	$14.61	102%
Oil (bbl)	$63.52	$31.47	102%	$56.57	$29.82	90%
Gas equivalent (mcfe) (b)	$4.32	$1.89	129%	$3.61	$1.86	94%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.69	$2.00	35%	$2.55	$2.10	21%
NGL (bbl)	$31.17	$16.17	93%	$26.59	$15.18	75%
Oil (bbl)	$50.32	$50.81	-1%	$43.89	$49.49	-11%
Gas equivalent (mcfe) (b)	$3.51	$2.32	52%	$3.19	$2.35	36%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.49	$0.90	66%	$1.33	$0.98	36%
NGL (bbl)	$16.83	$4.09	312%	$13.00	$3.38	284%
Oil (bbl)	$49.72	$50.56	-2%	$43.50	$49.07	-11%
Gas equivalent (mcfe) (b)	$2.00	$0.99	102%	$1.71	$1.02	68%

Transportation, gathering and compression expense per mcfe	$1.51	$1.33	14%	$1.48	$1.33	11%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF LOSS BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	%	2021	2020	%

Loss from operations before income taxes, as reported	$(379,950)	$(785,299)	-52%	$(507,844)	$(779,955)	-35%
Adjustment for certain special items:
(Gain) loss on sale of assets	(78)	9,230		(724)	(112,443)
Loss (gain) on ARO settlements	3	6		3	18
Change in fair value related to derivatives prior to settlement	492,763	210,504		720,617	203,061
Abandonment and impairment of unproved properties	2,000	5,667		7,206	16,604
Loss (gain) on early extinguishment of debt	—	7,821		98	(14,093)
Impairment of proved property and other assets	—	1,955		—	78,955
Lawsuit settlements	7,818	81		8,375	1,672
Exit and termination costs	11,789	519,613		9,557	531,505
Exit and termination costs – stock-based compensation	—	2,020		—	2,020
Brokered natural gas and marketing – non-cash stock-based compensation	446	324		1,339	905
Direct operating – stock-based compensation	319	(74)		986	810
Exploration expenses – stock-based compensation	368	189		1,116	891
General & administrative – stock-based compensation	9,845	6,863		28,632	24,071
Deferred compensation plan – non-cash adjustment	34,278	6,237		89,551	10,287

Income (loss) before income taxes, as adjusted	179,601	(14,863)		358,912	(35,692)

Income tax expense (benefit), as adjusted
Current	4,484	—		7,221	(366)
Deferred (a)	44,900	(3,716)		89,728	(8,923)

Net income (loss) excluding certain items, a non-GAAP measure	$130,217	$(11,147)		$261,963	$(26,403)

Non-GAAP income (loss) per common share
Basic	$0.54	$(0.05)		$1.08	$(0.11)
Diluted	$0.52	$(0.05)		$1.08	$(0.11)

Non-GAAP diluted shares outstanding, if dilutive	249,607	239,895		248,620	241,770

(a) Deferred taxes are estimated to be approximately 25% for 2021 and 2020.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss, as reported	$(350,267)	$(748,790)	$(479,588)	$(750,178)
Adjustment for certain special items:
(Gain) loss on sale of assets	(78)	9,230	(724)	(112,443)
Loss (gain) on ARO settlements	3	6	3	18
Loss (gain) on early extinguishment of debt	—	7,821	98	(14,093)
Change in fair value related to derivatives prior to settlement	492,763	210,504	720,617	203,061
Impairment of proved property	—	1,955	—	78,955
Abandonment and impairment of unproved properties	2,000	5,667	7,206	16,604
Lawsuit settlements	7,818	81	8,375	1,672
Exit and termination costs	11,789	519,613	9,557	531,505
Non-cash stock-based compensation	10,978	9,322	32,073	28,697
Deferred compensation plan	34,278	6,237	89,551	10,287
Tax impact	(79,067)	(32,793)	(125,206)	(20,488)

Net income (loss) excluding certain items, a non-GAAP measure	$130,217	$(11,147)	$261,962	$(26,403)

Net (loss) income per diluted share, as reported	$(1.44)	$(3.12)	$(1.98)	$(3.10)
Adjustment for certain special items per diluted share:
(Gain) loss on sale of assets	(0.00)	0.04	(0.00)	(0.47)
Loss (gain) on ARO settlements	0.00	0.00	0.00	0.00
Loss (gain) on early extinguishment of debt	—	0.03	0.00	(0.06)
Change in fair value related to derivatives prior to settlement	2.02	0.88	2.97	0.84
Impairment of proved property and other assets	—	0.01	—	0.33
Abandonment and impairment of unproved properties	0.01	0.02	0.03	0.07
Lawsuit settlements	0.03	0.00	0.03	0.01
Exit and termination costs	0.04	2.17	0.04	2.20
Non-cash stock-based compensation	0.04	0.04	0.13	0.12
Deferred compensation plan	0.14	0.03	0.37	0.04
Adjustment for rounding differences	—	(0.01)	0.01	(0.01)
Tax impact	(0.32)	(0.14)	(0.52)	(0.08)

Net income (loss) per diluted share, excluding certain items, a non-GAAP measure	$0.52	$(0.05)	$1.08	$(0.11)

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.54	$(0.05)	$1.08	$(0.11)
Diluted	$0.52	$(0.05)	$1.08	$(0.11)

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues
Natural gas, NGL and oil sales, as reported	$849,305	$381,553	$2,074,507	$1,162,907
Derivative fair value (loss) income, as reported	(652,220)	(124,690)	(959,782)	102,182
Less non-cash fair value loss (gain)	492,763	210,504	720,617	203,061
Brokered natural gas and marketing and other, as reported	105,554	42,482	248,668	104,722
Less ARO settlement and other (gains) losses	(242)	(329)	(1,331)	(871)
Cash revenue applicable to production	795,160	509,520	2,082,679	1,572,001

Expenses
Direct operating, as reported	20,245	19,515	57,653	75,944
Less direct operating stock-based compensation	(319)	74	(986)	(810)
Transportation, gathering and compression, as reported	296,510	268,108	853,684	831,748
Production and ad valorem taxes, as reported	7,140	6,106	20,179	20,682
Brokered natural gas and marketing, as reported	105,838	47,967	247,177	118,752
Less brokered natural gas and marketing stock-based compensation	(446)	(324)	(1,339)	(905)
General and administrative, as reported	49,061	38,153	127,307	118,695
Less G&A stock-based compensation	(9,845)	(6,863)	(28,632)	(24,071)
Less lawsuit settlements	(7,818)	(81)	(8,375)	(1,672)
Interest expense, as reported	56,809	47,999	170,974	144,141
Less amortization of deferred financing costs	(2,326)	(2,133)	(6,935)	(6,329)
Cash expenses	514,849	418,521	1,430,707	1,276,175

Cash margin, a non-GAAP measure	$280,311	$90,999	$651,972	$295,826

Mmcfe produced during period	196,465	201,874	575,269	624,388

Cash margin per mcfe	$1.43	$0.45	$1.13	$0.47

RECONCILIATION OF LOSS BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Loss before income taxes, as reported	$(379,950)	$(785,299)	$(507,844)	$(779,955)
Adjustments to reconcile (loss) income before income taxes to cash margin:
ARO settlements and other gains	(242)	(329)	(1,331)	(871)
Derivative fair value loss (income)	652,220	124,690	959,782	(102,182)
Net cash receipts on derivative settlements	(159,457)	85,814	(239,165)	305,243
Exploration expense	5,513	7,897	15,331	22,299
Lawsuit settlements	7,818	81	8,375	1,672
Exit and termination costs	11,789	519,613	9,557	531,505
Deferred compensation plan	34,278	6,237	89,551	10,287
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	10,978	9,322	32,073	28,697
Interest – amortization of deferred financing costs	2,326	2,133	6,935	6,329
Depletion, depreciation and amortization	93,116	96,167	272,128	303,779
(Gain) loss on sale of assets	(78)	9,230	(724)	(112,443)
Loss (gain) on early extinguishment of debt	—	7,821	98	(14,093)
Impairment of proved property and other assets	—	1,955	—	78,955
Abandonment and impairment of unproved properties	2,000	5,667	7,206	16,604
Cash margin, a non-GAAP measure	$280,311	$90,999	$651,972	$295,826